UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2026

Magnolia Oil & Gas Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38083 (Commission File Number)	81-5365682 (I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300

Houston, Texas 77046

(Address of principal executive offices, including zip code)

(713) 842-9050

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	MGY	New York Stock Exchange

Item 8.01	Other Events.

On July 20, 2026, Magnolia Oil & Gas Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell 46,315,790 shares of its Class A common stock, par value $0.0001 per share (“Common Stock”), at a price to the public of $23.75 per share (the “Equity Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 6,947,368 shares (the “Option Shares”) of Common Stock from the Company, which option was fully exercised by the Underwriters on July 21, 2026. The Equity Offering was made pursuant to a registration statement on Form S-3 (File No. 333-297575), which was filed with the U.S. Securities and Exchange Commission on July 20, 2026 and became effective upon filing, as supplemented by a preliminary prospectus supplement dated July 20, 2026 and a final prospectus supplement dated July 20, 2026.

The Equity Offering, including the sale of the Option Shares, closed on July 22, 2026. The Company expects to use the net proceeds from the Equity Offering, together with proceeds from a concurrent issuance by Magnolia Oil & Gas Operating LLC (“Magnolia Operating”) and Magnolia Oil & Gas Finance Corp., each a wholly-owned subsidiary of the Company, of new senior notes, borrowings under Magnolia Operating’s revolving credit facility and cash on hand to fund the cash consideration payable by Magnolia Operating in its acquisition of 100% of the issued and outstanding limited liability company interests of WildFire Intermediate Holdings, LLC from WildFire Energy I LLC (the “Pending Acquisition”); however, if the Pending Acquisition is not consummated, the Company intends to use the net proceeds from the Equity Offering for general corporate purposes, including repayment of outstanding indebtedness and to fund capital expenditures.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Kirkland & Ellis LLP has issued an opinion, dated July 22, 2026, regarding certain legal matters with respect to the Equity Offering, a copy of which is filed as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement, dated July 20, 2026, among Magnolia Oil & Gas Corporation and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA OIL & GAS CORPORATION

Date: July 23, 2026	By:	/s/ Timothy D. Yang
Name: Timothy D. Yang
Title: Executive Vice President, Chief Legal and Commercial Officer, Corporate Secretary and Land